Exhibit 99.1

       Midas Elects Diane L. Routson to Board of Directors


    ITASCA, Ill.--(BUSINESS WIRE)--Aug. 12, 2003--The board of directors of Midas, Inc., (NYSE: MDS) has elected Diane L. Routson as a member, according to Chairman Robert R. Schoeberl.
    Routson, 47, is senior vice president and chief financial officer of MTL Insurance Company, the principal operating subsidiary of Mutual Trust Holding Company of Oak Brook, Ill.
    "Diane Routson is a strong strategic executive who brings a unique blend of finance and technology expertise to the Midas board," Schoeberl said.
    Routson earned a bachelor of arts degree in accounting from Benedictine University and is a Certified Public Accountant (CPA).
    Other Midas directors are Alan D. Feldman, Midas president and chief executive officer; Thomas L. Bindley, president, Bindley Capital Corporation; Archie R. Dykes, chairman, Capital City Holdings, Inc., and Jarobin Gilbert, Jr., president and chief executive officer, DBSS Group, Inc.
    Midas is one of the world's largest providers of automotive service, offering exhaust, brake, steering and suspension services, as well as batteries, climate control and maintenance services at 2,700 franchised, licensed and company-owned Midas shops in 19 countries, including 1,900 in the United States and Canada.


    CONTACT: Midas, Inc.
             Bob Troyer, 630-438-3016
             www.midasinc.com